Exhibit 2.1

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION
                 ----------------------------------------------

       THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION ("Agreement") dated as of August 1, 1997 by and between WESTERN MICRO TECHNOLOGY, INC., a California
                                    ------------------------------
corporation (the "California Company"), and SAVOIR TECHNOLOGY GROUP, INC., a
                                            -----------------------------
Delaware corporation (the "Delaware Company"),

                              W I T N E S S E T H:

       WHEREAS, the California Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and, on the date of this Agreement, has authority to issue Twenty-five Million (25,000,000) shares of Common Stock, without par value, of which Four Million Eight Hundred Two Thousand Seven Hundred Twenty (4,802,720) shares are issued and outstanding and Ten Million (10,000,000) shares of Preferred Stock, without par value. There are no shares of Preferred Stock outstanding; and

       WHEREAS, the Delaware Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and, on the date of this Agreement, has authority to issue Twenty-five Million (25,000,000) shares of Common Stock, $0.01 par value, of which One Hundred (100) shares are issued and outstanding, all of which are owned by the California Company, and Ten Million (10,000,000) shares of Preferred Stock, $0.01 par value. There are no shares of Preferred Stock outstanding; and

       WHEREAS, upon the effectiveness of the Merger, all of the outstanding Common Stock of the California Company will be converted into Common Stock of the Delaware Company; and

       WHEREAS, the respective Boards of Directors of the California Company and the Delaware Company have determined that it is advisable and in the best interests of each of such corporations that the California Company merge into the Delaware Company under and pursuant to the General Corporation Laws of Delaware and California and upon the terms and subject to the conditions provided in this Agreement for the purpose of effecting a reincorporation of the California Company in the State of Delaware in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and have, by resolutions duly adopted, approved this Agreement and directed that it be submitted to a vote of their respective shareholders and executed by the undersigned officers:

       NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby promise and agree that the California Company shall merge with and into the Delaware Company on the following terms, conditions and other provisions:

                                    ARTICLE 1
                                    ---------

                                   Definitions
                                   -----------

       When used in this Agreement (and any Exhibit in which such terms are not otherwise defined) the following terms shall have the following meanings, respectively:

       1.1 "California Common Stock" shall mean shares of Common Stock, without
            -----------------------
par value, of the California Company.

       1.2 "California GCL" shall mean the California General Corporation Law.
            --------------

       1.3 "Delaware Common Stock" shall mean shares of Common Stock, par value
            ---------------------
$0.01 per share, of the Delaware Company.

       1.4 "Delaware GCL" shall mean the Delaware General Corporation Law.
            ------------

       1.5 "Effective Time" shall mean the date and time when the Merger shall
            --------------
become effective, in accordance with Section 2.1.

       1.6 "Merger" shall mean the merger of the California Company into the
            ------
Delaware Company.

       1.7 "Surviving Corporation" shall mean the Delaware Company from and
            ---------------------
after the Effective Time.


                                    ARTICLE 2
                                    ---------

                                     Merger
                                     ------

       2.1 Filings and Effectiveness. The Merger shall become effective when the
           -------------------------
following actions shall have been completed:

       (a) This Agreement and the Merger shall have been adopted and approved
(i) in accordance with the California GCL by the shareholders of the California Company and (ii) in accordance with the Delaware GCL by the California Company, as the sole stockholder of the Delaware Company and;

       (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

       (c) An executed Certificate of Merger or an executed counterpart of this Agreement shall have been filed with the Secretary of State of the State of Delaware; and

       (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California GCL shall have been submitted for filing with the Secretary of State of the State of California.

       2.2 Merger. At the Effective Time, the Merger shall become effective
           ------
under Section 252 of the Delaware GCL and Section 1108(d) of the California GCL, and the California Company shall merge into the Delaware Company, the separate existence of the California Company shall cease, and the Delaware Company shall continue in existence under the Delaware GCL.

       2.3 Effects. At the Effective Time:
           -------

       (a) the separate existence of the California Company shall cease and the California Company shall be merged into the Delaware Company;

       (b) the Certificate of Incorporation of the Delaware Company shall continue as the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law;

       (c) the bylaws of the Delaware Company shall continue as the bylaws of the Surviving Corporation until amended as provided therein;

       (d) the Statement and Designation By Foreign Corporation of the Delaware Company shall be amended to reflect the name of the Delaware Company as stated in its Certificate of Incorporation.

       (e) the Certificates of Authorities in each jurisdiction of the California Company shall be withdrawn and the Certificates of Authorities of the Delaware Company shall be simultaneously filed to duly qualify the Delaware Company to transact business in such jurisdictions as a foreign entity.

       (f) the directors of the California Company in office on the Effective Date shall be and continue as directors of the Surviving Corporation until their successors are elected in accordance with the Certificate of Incorporation and the bylaws of the Surviving Corporation and are duly qualified;

       (g) each officer of the California Company in office on the Effective Date shall be and continue as an officer of the Surviving Corporation and, until their successors are elected or appointed in accordance with the bylaws of the Surviving Corporation and are duly qualified, such officers shall hold the office in the same capacity of the Surviving Corporation which they held before the Merger;

       (h) each share of California Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Delaware Common Stock pursuant to Article 3 hereof; and

       (i) without further transfer, act or deed, the separate existence of the California Company shall cease and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of the California Company; and each and all of the rights, privileges, immunities, powers and franchises of the California Company, and all property, real, personal and mixed, and all debts due to the California Company on whatever account, stock subscriptions and other things in action or belonging to the California Company shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and each and every other interest of the California Company shall be thereafter as effectually the property of the Surviving Corporation as they were of the California Company; and the title to any real estate vested by deed or otherwise, under the laws of the States of Delaware or California or of any other jurisdiction, in the California Company shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors of the California Company and all liens upon any property of the California Company shall be preserved unimpaired and all debts, liabilities and duties of the California Company shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

       2.4 Further Assurances. The California Company agrees that if, at any
           ------------------
time, or from time to time, after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property, rights, privileges, immunities, powers or franchises of the California Company, the Surviving Corporation and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property, rights, privileges, immunities, powers or franchises in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of the California Company or otherwise.


                                    ARTICLE 3
                                    ---------

                              Conversion of Shares
                              --------------------

       3.1 Conversion of Shares. At the Effective Time, the California Common
           --------------------
Stock shall be converted into Delaware Common Stock as follows:

       (a) each share of California Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Delaware Common Stock;

       (b) each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be canceled without consideration and shall resume the status of authorized and unissued shares of Delaware Common Stock; and

       (c) each share of Delaware Common Stock will continue to be quoted on the National Association of Security Dealers Automatic Quotation System ("NASDAQ") under the symbol "WSTM" without interruption, as shares of the California Common Stock now quoted and traded.

       3.2 Stock Certificates. At and after the Effective Time, all of the
           ------------------
outstanding certificates which immediately prior to the Effective Time represent shares of California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Common Stock into which the shares of California Common Stock formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of the Delaware Company or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Delaware Company or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

       3.3 Employee or Director Option and Benefit Plans. Each option or other
           ---------------------------------------------
right to purchase or otherwise acquire shares of California Common Stock granted under any employee or director option or benefit plan of the California Company (collectively, the "Plans") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right to purchase or acquire (and the Delaware Company hereby assumes the obligation to deliver) the same number of shares of Delaware Common Stock at the same price per share, and upon the same terms and subject to the same conditions, as set forth in each of the Plans, as in effect at the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of the Plans as is equal to the number of shares of California Common Stock so reserved as of the Effective Time. As of the Effective Time, the Delaware Company hereby assumes the Plans and all obligations of the California Company under the Plans including the outstanding options and rights granted pursuant to the Plans.

       3.4 Validity of Delaware Common Stock. All shares of Delaware Common
           ---------------------------------
Stock into which California Common Stock are to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such California Common Stock.

       3.5 Rights of Former Holders. From and after the Effective Time, no
           ------------------------
holder of certificates which evidenced California Common Stock immediately prior to the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock into which such California Common Stock shall have been converted pursuant to the Merger.

                                    ARTICLE 4
                                    ---------

                 Covenants To Be Performed Prior to Closing Date
                 -----------------------------------------------

       4.1 Consents. Each of the California Company and the Delaware Company
           --------
shall use its best efforts to obtain the consent and approval of each person (other than shareholders of the California Company in their capacities as such) whose consent or approval shall be required in order to permit consummation of the Merger.

       4.2 Governmental Authorizations. Each of the California Company and the
           ---------------------------
Delaware Company shall cooperate in filing any necessary reports or other documents with any federal, state, local or foreign authorities having jurisdiction with respect to the Merger.


                                    ARTICLE 5
                                    ---------

                                   Conditions
                                   ----------

       The obligations of the California Company and the Delaware Company to consummate the Merger are subject to satisfaction of the following conditions:

       5.1 Authorization. The holders of a majority of the voting power of the
           -------------
California Company shall have approved and adopted this Agreement and the Merger at a meeting of the shareholders. All necessary action shall have been taken to authorize the execution, delivery and performance of this Agreement by the California Company and the Delaware Company. The California Company and the Delaware Company shall have full power and authority to consummate the Merger.

       5.2 Consents and Approvals. All authorizations, consents and approvals
           ----------------------
(contractual or otherwise) of any state, federal, local or foreign government agency, regulatory body or official or any person (other than the California Company or the Delaware Company) necessary for the valid consummation of the Merger in accordance with this Agreement shall have been obtained and shall be in full force and effect.


                                    ARTICLE 6
                                    ---------

                                  Miscellaneous
                                  -------------

       6.1 Waiver and Amendment. This Agreement may be amended by action of the
           --------------------
respective Boards of Directors of the California Company and the Delaware Company without action by the shareholders or stockholders of the parties, except that any amendment altering any terms of this Agreement if such alteration would adversely affect the holders of any class or series of the capital stock of the California Company or the Delaware Company must be approved by a majority of the voting power of the California Company.

       6.2 Termination. This Agreement may be terminated and the Merger and
           -----------
other transactions provided for by this Agreement abandoned at any time prior to the Effective Time, whether before or after adoption and approval of this Agreement by the shareholders of the California Company, by action of the Board of Directors of the California Company if the Board determines that the consummation of the transactions contemplated by this Agreement would not, for any reason, be in the best interests of the California Company and its shareholders.

       6.3 No Waiver. No waiver by any party of any condition, or the breach of
           ---------
any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term or covenant contained in this Agreement.

       6.4 Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within the State of California, except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger.

       6.5 Approval of the California Company as the Sole Stockholder of the
           -----------------------------------------------------------------
Delaware Company. By its execution and delivery of this Agreement, the
----------------
California Company, as the sole stockholder of the Delaware Company, consents to, approves and adopts this Agreement and approves the Merger, subject to the approval and adoption of this Agreement by the holders of a majority of the voting power of the California Company pursuant to Section 5.1 hereof. The California Company agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and the Merger as the sole stockholder of the Delaware Company.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                         CALIFORNIA COMPANY

                                         WESTERN MICRO TECHNOLOGY, INC.,
                                         a California corporation



                                         By  /s/ P. Scott Munro
                                           ------------------------------------
                                                 P. Scott Munro
                                         Its     President
                                             ----------------------------------

Attest:



/s/  James W. Dorst
--------------------------------------
     James W. Dorst
   Assistant Secretary


                                         DELAWARE COMPANY
                                         ----------------

                                         SAVOIR TECHNOLOGY GROUP, INC., a
                                         Delaware corporation



                                         By  /s/ P. Scott Munro
                                           ------------------------------------
                                                 P. Scott Munro
                                         Its     President
                                            -----------------------------------
Attest:



 /s/ James W. Dorst
--------------------------------------
      James W. Dorst
    Assistant Secretary